CONTACT: ANTHONY C. WEAGLEY, VICE PRESIDENT & TREASURER

CENTER BANCORP, INC. REPORTS 33.1% INCREASE IN THIRD QUARTER 2004 EARNINGS

Union, NJ, October 28, 2004

UNION, N.J., October 28, 2004 -- Center Bancorp, Inc. (CNBC), parent company to Union Center National Bank , today reported earnings results for the third quarter ended September 30, 2004.

Net income for the third quarter of 2004 amounted to $2,017,000 or $.22 per fully diluted common share, an increase of $502,000 or 33.1% over the $1,515,000 or $.17 per fully diluted common share earned for the comparable quarter of the previous year.

Net income for the nine-months ended September 30, 2004 amounted to $5,523,000 or $.61 per fully diluted common share, an increase of $815,000 or 17.3% over the $4,708,000 or $.52 per fully diluted common share earned for the comparable nine-month period ended September 30, 2003. All common stock per share amounts have been restated to reflect all previously declared and paid common stock splits and common stock dividends.

"We are pleased with the continued positive results which were achieved in the third quarter of 2004 and the positive trend throughout 2004", indicated John J. Davis, President & CEO. "Growth trends for the Corporation continued in the third quarter of 2004, with the loan portfolio reflecting healthy increases while strong credit quality was maintained. We believe these positive performance trends, together with increased interest income and a margin, which has been on the rise since the end of the third quarter of 2003, should have a continued visible impact on net income in 2004." Other areas, cited which contributed to third quarter results, included increased non interest income, exclusive of securities gains, and a lower effective tax rate. This was offset in part by increased operating expense and an increased provision to the allowance for loan and lease losses.

Mr. Davis also commented on the benefits associated with the Company's September 29, 2004 sale of 888,888 shares of its common stock: "The recent stock issuance will raise capital levels and should help to support our growth, which may include branch expansion and the acquisition of non-bank financial services companies. We additionally expect to continue to expand our commercial lending business as we continue to see growing opportunities for commercial lending and to hire seasoned lenders in our marketplace to support that business opportunity."

Total interest income on a fully taxable-equivalent basis for the third quarter of 2004 increased by $1,993,000 or 23.2% to $10.6 million, from the comparable 2003 period, while total interest expense increased by only $420,000 or 13.5%.

Total average loan volumes for the third quarter of 2004 increased to $370.6 million, an increase of $81.8 million (up 28.3% from $288.8 million for the comparable prior year quarter). On a linked sequential quarter comparison, total average loans increased by $9.0 million or 2.50% as compared to the second quarter of 2004. The Corporation continues to experience loan demand in all portfolio sectors. Demand for 1-4 family residential mortgages, fixed rate home equity and commercial loans remained strong during the third quarter.

While asset quality remains strong, during the third quarter of 2004 the Corporation made a provision of $205,000 to the allowance for loan and lease losses, to maintain adequate loan loss reserves in relationship with loan portfolio growth. At September 30, 2004, the total allowance for loan and lease losses amounted to $3.6 million or .96% of total loans. We had no charge offs during the third quarter of 2004, and year-to-date we have a net recovery to the provision of $27,000.

Net interest margins for the third quarter were in line with expectations and ongoing efforts to improve the yield on earning-assets and to control the cost of funds. For the three months ended September 30, 2004, the net interest margin (net interest income as a percentage of earning assets), increased 56 basis points to 3.23% from 2.67% for the third quarter in 2003; and increased 1, 3 and 9 basis points, respectively, in comparison to the second quarter of 2004, the first quarter of 2004 and the fourth quarter of 2003, respectively.

Management believes that the margin can be maintained at or near the third quarter 2004 level during the balance of 2004 and that continuing growth in the loan portfolio, can be expected during the last three months of 2004, which should help to support margins.

Other non-interest income, exclusive of gains on securities sold (which increased $17,000 during the quarter) and nonrecurring other income of $97,000 recorded during the third quarter of 2003, increased $94,000 or 12.62% for the third quarter compared with the comparable quarter in 2003. The change from the comparable period in 2003 was driven primarily by sustained increased levels of core service charges, commissions and fees derived from the check safe program launched during the fourth quarter of 2003. After giving effect to gains on securities sold and such death benefits, other non-interest income amounted to $839,000 or an increase of 1.7% over the comparable quarter of 2003.

Total non interest expense in the third quarter of 2004 was $4.8 million, up 7.59% from the third quarter of 2003. Personnel-related expenses, the Corporation's largest non-interest operating expense component, increased 7.1% from a year ago, as a result of increased staffing levels, merit and promotional pay increases and moderating employee related expenses offset in certain cases by expense reductions, such as employee health insurance costs. Full time equivalent staffing levels were 187 for the quarter compared to 181 in the third quarter of 2003. The increase of 17.37% in occupancy and premises and equipment in the third quarter of 2004 compared to the comparable quarter in 2003 was attributable primarily to the new operations center which commenced operations in October. The Corporation had purchased a 19,555 square foot facility in Union Township on October 3, 2003 to serve as the Bank's new operations and data center. The 3.86% increase in other expense was attributable to increased computer, telephone, audit, legal, consulting and correspondent fees in 2004.

The effective tax rate continues to be less than the statutory rates substantially as a result of tax free income generated from the Corporation's municipal securities.

Total assets at September 30, 2004, reached $931.0 million, an increase of $73.8 million or 8.61% from assets of $857.2 million at September 30, 2003. Average deposits increased $37.9 million or 6.55% for the three months ended September 30, 2004 as compared to the comparable period in 2003. The growth in average deposits was reflected in core demand accounts, other interest bearing demand and time deposits.

At September 30, 2004, the total Tier 1 capital leverage ratio was 8.56%, the total Tier 1 Risk Based Capital ratio was 15.51% and the Total Risk Based Capital ratio was 16.22%. Total Tier 1 capital increased to approximately $79.9 million at September 30, 2004 from $66.3 million at December 31, 2003. The increase in Tier 1 capital reflects the issuance of 888,888 common shares to a limited number of accredited investors in a private placement of the Corporation's securities on September 29, 2004. These shares were issued at a purchase price of $11.25 per share. Net proceeds to the holding company were approximately $9.4 million, after commissions and expenses. The growth in Tier 1 capital also reflects the impact of the issuance of Trust Preferred Securities in 2003. Book value per common share was $6.83 as compared with $5.77 a year ago. Tangible book value per common share was at $6.62 as compared to $5.53 a year ago. The change in book value for the period was impacted in part by a $1.5 million increase in "accumulated other comprehensive income" which primarily reflects the effects of SFAS No. 115, which amounted to a $2.27 million change in unrealized holding losses on the Corporation's securities available- for-sale investment portfolio for the nine months ended September 30, 2004 as compared with the comparable period ended September 30, 2003. Annualized return on average stockholders' equity for the three months ended September 30, 2004 was 14.88% compared to 11.67% for the comparable period in 2003.

Center Bancorp Inc., through its wholly owned subsidiary, Union Center National Bank, Union, New Jersey, operates thirteen banking locations. Banking centers are located in Union Township (6 locations), Berkeley Heights, Madison, Millburn/Vauxhall, Morristown (2 locations), Springfield, and Summit New Jersey. The Bank also operates remote ATM locations in the Union New Jersey Transit train station and in Union Hospital. Union Center National Bank, the largest commercial Bank headquartered in Union County, was chartered in 1923 and is a full-service banking company.

For further information regarding Center Bancorp Inc., call 1-(800)-862-3683. For information regarding Union Center National Bank visit our web site at "http://www.centerbancorp.com" ~http://www.centerbancorp.com.

All non-historical statements in this press release (including statements regarding future net interest margin, anticipated growth in the loan portfolio and overall performance) constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may use such forward-looking terminology as "expect," "look," "believe," "plan," "anticipate," "may," "will" or similar statements or variations of such terms or otherwise express views concerning trends and the future. Such forward-looking statements involve certain risks and uncertainties. These include, but are not limited to, the direction of interest rates, continued levels of loan quality and origination volume, continued relationships with major customers including sources for loans, as well as the effects of international, national, regional and local economic conditions and legal and regulatory barriers and structure, including those relating to the deregulation of the financial services industry, and other risks cited in reports filed by the Corporation with the Securities and Exchange Commission. Actual results may differ materially from such forward-looking statements. Center Bancorp, Inc. assumes no obligation for updating any such forward-looking statement at any time.

CONSOLIDATED STATEMENTS OF CONDITION

                                                                         September 30,   December 31,  September 30,
----------------------------------------------------------------------- -------------- ------------ -------------
(Dollars In Thousands)                                                        2004         2003           2003
----------------------------------------------------------------------- -------------- ------------ -------------
                                                                          (unaudited)                 (unaudited)
ASSETS

Cash and due from banks                                                       $17,257      $16,509       $25,344
Investment securities held to maturity (approximate market value of
    $132,035 in 2004, $159,989 in Dec. 2003 and $172,365 in Sept. 2003)       127,899      155,149       167,578
Investment securities available-for-sale                                      364,623      364,085       321,420
----------------------------------------------------------------------- -------------- ------------ -------------
   Total investment securities                                                492,522      519,234       488,998
Loans, net of unearned income                                                 379,097      349,525       308,634
Less-Allowance for loan losses                                                  3,644        3,002         2,751
----------------------------------------------------------------------- -------------- ------------ -------------
   Net loans                                                                  375,453      346,523       305,883
Premises and equipment, net                                                    16,933       15,610        13,499
Accrued interest receivable                                                     4,943        4,485         4,952
Bank owned separate account life insurance                                     17,660       14,614        14,443
Other assets                                                                    4,106        2,758         1,941
Goodwill                                                                        2,091        2,091         2,091
----------------------------------------------------------------------- -------------- ------------ -------------
   Total assets                                                              $930,965     $921,824      $857,151
======================================================================= ============== ============ =============

LIABILITIES

  Deposits:
  Non-interest bearing                                                       $124,746     $120,526      $124,236
  Interest bearing:
   Certificates of deposit $100,000 and over                                   91,354       58,245        49,083
   Savings and time deposits                                                  392,849      454,150       406,698
----------------------------------------------------------------------- -------------- ------------ -------------
 Total deposits                                                               608,949      632,921       580,017
Federal funds purchased and securities sold under agreements to
 repurchase                                                                   132,360       99,724        87,195
Federal Home Loan Bank advances                                               100,000      115,000       125,000
Subordinated debentures                                                        15,000       15,000        10,000
Accounts payable and accrued liabilities                                        6,943        4,999         3,554
----------------------------------------------------------------------- -------------- ------------ -------------
Total liabilities                                                             863,252      867,644       805,766
----------------------------------------------------------------------- -------------- ------------ -------------

STOCKHOLDERS' EQUITY

Preferred Stock, no par value, Authorized 5,000,000 shares; None                    0            0             0
Issued
Common stock, no par value: Authorized 20,000,000 shares; issued
10,919,418 in 2004, 10,003,580 at Dec. 2003 and 9,998,356 shares at
Sept. 2003, respectivel                                                        30,326       19,405        19,317
Additional paid in capital                                                      4,524        4,677         4,632
Retained earnings                                                              35,900       33,268        32,323
Treasury stock at cost (1,009,055 in 2004, 1,059,138 at
    Dec. 2003 and 1,088,949 shares at Sept. 2003, respectively)               (3,783)      (3,978)       (4,091)
Restricted stock                                                                    0         (14)          (14)
Accumulated other comprehensive income (loss)                                     746          822         (782)
----------------------------------------------------------------------- -------------- ------------ -------------
 Total stockholders' equity                                                    67,713       54,180        51,385
----------------------------------------------------------------------- -------------- ------------ -------------
 Total liabilities and stockholders' equity                                  $930,965     $921,824      $857,151
======================================================================= ============== ============ =============

CONSOLIDATED STATEMENTS OF INCOME

                                                         Three Months Ended       Nine Months Ended
(Unaudited)                                                 September 30,            September 30,
----------------------------------------------------- ---------- ------------ ----------- ------------
(In Thousands, Except Per Share Data)                      2004         2003        2004         2003
----------------------------------------------------- ---------- ------------ ----------- ------------
Interest income:
Interest and fees on loans                               $4,705       $3,840     $13,571      $10,948
Interest and dividends on investment securities:
Taxable interest income                                   4,167        3,063      12,267       13,186
Non-taxable interest income                                 925          880       2,658        1,867
Dividends                                                   324          369         927          665
----------------------------------------------------- ---------- ------------ ----------- ------------
Total interest income                                    10,121        8,152      29,423       26,666
----------------------------------------------------- ---------- ------------ ----------- ------------
Interest expense:
Interest on certificates of deposit $100,000 and over       345          117         538          355
Interest on other deposits                                1,490        1,570       4,692        5,033
Interest on borrowings                                    1,696        1,424       4,721        4,165
----------------------------------------------------- ---------- ------------ ----------- ------------
Total interest expense                                    3,531        3,111       9,951        9,553
----------------------------------------------------- ---------- ------------ ----------- ------------
Net interest income                                       6,590        5,041      19,472       17,113
Provision for loan losses                                   205          103         615          262
----------------------------------------------------- ---------- ------------ ----------- ------------

Net interest income after provision for loan losses       6,385        4,938      18,857       16,851
----------------------------------------------------- ---------- ------------ ----------- ------------
Other income:
Service charges, commissions and fees                       513          401       1,471        1,239
Other income                                                133          173         344          420
Annuity & Insurance                                           5            0          25            0
Bank Owned Life Insurance                                   188          268         546          627
Gain (Loss) on securities sold                                0         (17)         157          220
----------------------------------------------------- ---------- ------------ ----------- ------------
Total other income                                          839          825       2,543        2,506
----------------------------------------------------- ---------- ------------ ----------- ------------
Other expense:
Salaries and employee benefits                            2,685        2,507       7,963        7,834
Occupancy, net                                              455          393       1,477        1,365
Premises and equipment                                      457          384       1,377        1,278
Stationery and printing                                     127          131         423          436
Marketing and advertising                                   112          120         408          409
Other                                                       914          880       2,997        2,439
----------------------------------------------------- ---------- ------------ ----------- ------------
Total other expense                                       4,750        4,415      14,645       13,761
----------------------------------------------------- ---------- ------------ ----------- ------------
Income before income tax expense                          2,474        1,348       6,755        5,596
Income tax expense                                          457        (167)       1,232          888
----------------------------------------------------- ---------- ------------ ----------- ------------
Net income                                               $2,017       $1,515      $5,523       $4,708
===================================================== ========== ============ =========== ============
Earnings per share:
Basic                                                     $0.22       $0. 17       $0.61        $0.53
Diluted                                                   $0.22       $0. 17       $0.61        $0.52
Weighted average common shares outstanding:
Basic                                                 9,033,839    8,904,684   8,986,150    8,885,462
Diluted                                               9,076,188    8,999,418   9,045,639    8,979,165
===================================================== ========== ============ =========== ============

All per common share amounts have been adjusted retroactively for common stock splits and common stock dividends impacting the periods presented.

AVERAGE STATEMENTS OF CONDITION WITH INTEREST AND AVERAGE RATES

                                                                           Nine  Month Period Ended September 30,
----------------------------------------------------- ------------ ----------- --------- ----------- ------------ ---------
                                                                      2004                              2003
----------------------------------------------------- ------------ ----------- --------- ----------- ------------ ---------
                                                                    Interest   Average                Interest    Average
(tax-equivalent basis,                                  Average     Income/     Yield/    Average      Income/     Yield/
 dollars in thousands)                                  Balance     Expense      Rate     Balance      Expense      Rate
----------------------------------------------------- ------------ ----------- --------- ----------- ------------ ---------
Assets
Interest-earning assets:
 Investment securities: (1)
    Taxable                                            $  411,559     $13,194     4.27%   $ 480,843     $ 13,851     3.84%
    Non-taxable                                            91,973       4,027     5.84%      63,548        2,829     5.94%
 Loans, net of unearned income (2)                        360,002      13,571     5.03%     258,070       10,948     5.66%
----------------------------------------------------- ------------ ----------- --------- ----------- ------------ ---------
   Total interest-earning assets                         $863,534      30,792     4.75%    $802,461       27,628     4.59%
===================================================== ============ =========== ========= =========== ============ =========
Non-interest earning assets
    Cash and due from banks                                19,477                            21,961
    BOLI                                                   16,562                            14,350
   Other assets                                            27,320                            27,698
   Allowance for possible loan losses                     (3,310)                           (2,608)
----------------------------------------------------- ------------ ----------- --------- ----------- ------------ ---------
   Total non-interest earning assets                       60,049                            61,401
----------------------------------------------------- ------------ ----------- --------- ----------- ------------ ---------
   Total assets                                          $923,583                          $863,862
===================================================== ============ =========== ========= =========== ============ =========
Liabilities and stockholders' equity
Interest-bearing liabilities:
    Money market deposits                                $ 97,195         728     1.00%     $93,063          779     1.12%
    Savings deposits                                      141,663       1,027     0.97%     155,416        1,462     1.25%
    Time deposits                                         165,898       3,157     2.54%     144,540        2,836     2.62%
    Other interest - bearing deposits                      73,856         318     0.57%      69,448          311     0.60%
    Short-term  Borrowings                                243,122       4,186     2.30%     215,247        3,798     2.35%
 Subordinated Debentures                                   15,000         535     4.76%      10,000          367     4.89%
----------------------------------------------------- ------------ ----------- --------- ----------- ------------ ---------
    Total interest-bearing liabilities                    736,734       9,951     1.80%     687,714        9,553     1.85%
===================================================== ============ =========== ========= =========== ============ =========
Non-interest-bearing liabilities:
----------------------------------------------------- ------------ ----------- --------- ----------- ------------ ---------
    Demand deposits                                       126,056                           118,736
    Other non-interest-bearing deposits                       906                               452
    Other liabilities                                       5,407                             4,852
----------------------------------------------------- ------------ ----------- --------- ----------- ------------ ---------
    Total non-interest-bearing  liabilities               132,369                           124,040
----------------------------------------------------- ------------ ----------- --------- ----------- ------------ ---------
Stockholders' equity                                       54,480                            52,108
----------------------------------------------------- ------------ ----------- --------- ----------- ------------ ---------
    Total liabilities and stockholders' equity           $923,583                          $863,862
----------------------------------------------------- ------------ ----------- --------- ----------- ------------ ---------
 Net interest income (tax-equivalent basis)                           $20,841                            $18,075
----------------------------------------------------- ------------ ----------- --------- ----------- ------------ ---------
 Net Interest Spread                                                              2.95%                              2.74%
----------------------------------------------------- ------------ ----------- --------- ----------- ------------ ---------
 Net interest income as percent
    of earning-assets (net interest margin)                                       3.22%                              3.00%
----------------------------------------------------- ------------ ----------- --------- ----------- ------------ ---------
 Tax equivalent adjustment  (3)                                       (1,369)                              (962)
----------------------------------------------------- ------------ ----------- --------- ----------- ------------ ---------
 Net interest income                                                  $19,472                            $17,113
===================================================== ============ =========== ========= =========== ============ =========

(1) Average balances for available-for-sale securities are based on amortized cost
(2) Average balances for loans include loans on non-accrual status
(3) The tax-equivalent adjustment was computed based on a statutory Federal income tax rate of 34 percent

AVERAGE STATEMENTS OF CONDITION WITH INTEREST AND AVERAGE RATES

                                                                        Three Month Period Ended September 30,
----------------------------------------------------- ------------ ----------- --------- ----------- ----------- --------
                                                                         2004                               2003
----------------------------------------------------- ------------ ----------- --------- ----------- ----------- --------
                                                                     Interest   Average                Interest   Average
(tax-equivalent basis,                                    Average     Income/    Yield/     Average     Income/    Yield/
 dollars in thousands)                                    Balance     Expense      Rate     Balance     Expense     Rate
----------------------------------------------------- ------------ ----------- --------- ----------- ----------- --------
Assets
Interest-earning assets:
Investment securities: (1)
    Taxable                                              $409,360      $4,491     4.39%   $ 438,432    $  3,432    3.13%
    Non-taxable                                            94,303       1,402     5.95%      96,115       1,333    5.55%
 Loans, net of unearned income (2)                        370,562       4,705     5.08%     288,810       3,840    5.32%
----------------------------------------------------- ------------ ----------- --------- ----------- ----------- --------
Total interest-earning assets                             874,225      10,598     4.85%    $823,357       8,605    4.18%
----------------------------------------------------- ------------ ----------- --------- ----------- ----------- --------
Non-interest earning assets
    Cash and due from banks                                18,759                            22,068
    BOLI                                                   17,551                            14,446
    Other assets                                           28,119                            29,549
    Allowance for possible loan losses                    (3,519)                           (2,680)
----------------------------------------------------- ------------ ----------- --------- ----------- ----------- --------
 Total non-interest earning assets                         60,910                            63,383
----------------------------------------------------- ------------ ----------- --------- ----------- ----------- --------
Total assets                                             $935,135                          $886,740
===================================================== ============ =========== ========= =========== =========== ========
Liabilities and stockholders' equity
Interest-bearing liabilities:
    Money market deposits                                $ 88,863         230     1.04%     $88,561         209    0.94%
    Savings deposits                                      137,358         335     0.98%     153,381         423    1.10%
    Time deposits                                         188,675       1,144     2.43%     145,831         969    2.66%
    Other interest - bearing deposits                      73,508         126     0.69%      68,686          86    0.50%
    Short-term  Borrowings                                244,704       1,503     2.46%     242,338       1,304    2.15%
    Subordinated Debentures                                15,000         193     5.15%      10,000         120    4.80%
----------------------------------------------------- ------------ ----------- --------- ----------- ----------- --------
    Total interest-bearing                                748,108       3,531     1.89%     708,797       3,111    1.76%
----------------------------------------------------- ------------ ----------- --------- ----------- ----------- --------
Non-interest-bearing liabilities:
----------------------------------------------------- ------------ ----------- --------- ----------- ----------- --------
    Demand deposits                                       127,616                           121,518
    Other non-interest-bearing deposits                       285                               422
    Other liabilities                                       4,915                             4,066
----------------------------------------------------- ------------ ----------- --------- ----------- ----------- --------
    Total non-interest-bearing  liabilities               132,816                           126,006
----------------------------------------------------- ------------ ----------- --------- ----------- ----------- --------
    Stockholders' equity                                   54,211                            51,937
----------------------------------------------------- ------------ ----------- --------- ----------- ----------- --------
    Total liabilities and stockholders' equity           $935,135                          $886,740
----------------------------------------------------- ------------ ----------- --------- ----------- ----------- --------
    Net interest income (tax-equivalent basis)                         $7,067                            $5,494
----------------------------------------------------- ------------ ----------- --------- ----------- ----------- --------
    Net Interest Spread                                                           2.96%                            2.42%
----------------------------------------------------- ------------ ----------- --------- ----------- ----------- --------
   Net interest income as percent
     of earning-assets (net interest margin)                                      3.23%                            2.67%
----------------------------------------------------- ------------ ----------- --------- ----------- ----------- --------
    Tax equivalent adjustment  (3)                                      (477)                             (453)
----------------------------------------------------- ------------ ----------- --------- ----------- ----------- --------
    Net interest income                                                $6,590                            $5,041
===================================================== ============ =========== ========= =========== =========== ========

(1) Average balances for available-for-sale securities are based on amortized cost
(2) Average balances for loans include loans on non-accrual status
(3) The tax-equivalent adjustment was computed based on a statutory Federal income tax rate of 34 percent